 Exhibit 10.1

SECOND SIGHT MEDICAL PRODUCTS, INC.

EQUITY INCENTIVE PLAN-RESTRICTED STOCK UNITS

Effective December 1, 2015

1.                  PURPOSE. The Board of Directors of Second Sight Medical Products, Inc. (the “Company”) has established and approved the Second Sight Medical Products, Inc., a California corporation Equity Incentive Plan-Restricted Stock Units (the “Plan”). The purposes of the Plan are to encourage key personnel engaged by the Company to have a vested interest in the growth and performance of the Company by acquiring a proprietary interest in the Company, and to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company.

2.                  DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

     a.                   “Award” shall mean the grant by the Company to the Participant of Restricted Stock Units.

     b.                  "Committee" shall mean the Compensation Committee of the Board of the Company.

     c.                   "Award Agreement" shall mean a written agreement evidencing any Restricted Stock Units granted by the Company hereunder and signed by both the Company and the Participant.

     d.                  “Board” shall mean the Board of Directors of the Company, as constituted from time to time.“Change In Control” shall mean, except as may otherwise be provided in a Participant’s employment agreement, Stock Option Agreement or Award Agreement, the occurrence of any of the following:

(i)          A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii)        The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

     e.                   "Eligible Person" shall mean any person engaged by the Company and who is designated by the Committee as the potential recipient of “Restricted Stock Units”.

     f.                   “Corporate Transaction” shall mean, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, the occurrence of any of the following shareholder approved transactions:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity?s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)	The sale, transfer or other disposition of all or substantially all of the Company?s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     g.                  “Effective Date” means December 1, 2015, the date the Plan was adopted by the Board.

     h.                  "Participant" shall mean an individual or estate or other entity that holds an Award.

     i.                    "Plan" shall mean this Second Sight Medical Product, Inc. 2015 Equity Incentive Plan-- Restricted Stock Units, as it may be amended from time to time.

     j.                    “Restricted Stock Units” shall mean an Award granted to a Participant which shall be credited to a “Restricted Stock Unit Account” to be maintained by the Company for such Participant. Each Restricted Stock Unit shall be deemed to be equivalent in value to one Share of the common stock of the Company. The Award of Restricted Stock Units shall not entitle the Participant to any dividend or voting rights or any other rights of a shareholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units are converted into Shares of the Company and then, only with respect to dividends thereafter declared, if any, and such voting rights as associated with the Shares.

          Unless and until approved by the Board of Directors, the maximum number of Restricted Stock Units and thereafter Shares in connection therewith that may be awarded under the Plan shall not exceed an aggregate of 190,000.

     k.                  "Share" shall mean a share of the common stock of the Company.

3.                  ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have full power and authority to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

     a.                   select those Eligible Persons to whom Awards may from time to time be granted hereunder;

     b.                  determine the number of Restricted Stock Units of the Company to be covered by each Award granted hereunder;

     c.                   determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

     d.                  interpret and administer the Plan and any instrument or agreement entered into under the Plan;

     e.                   establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

     f.                   make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

All decisions and determinations of the Committee shall be by majority vote of its members and shall be set forth in writing. Each such writing shall hereinafter be referred to as a “Committee Action”. All such Committee Actions shall promptly be submitted to the Secretary of the Corporation who, upon receipt, shall place a copy of same in a record book maintained by the Secretary for that purpose and which shall be available for examination by the Directors at any time and from time to time. All Committee Actions that are within the scope of the Committee’s authority hereunder shall be deemed final, conclusive and binding upon all persons including the Company, any Participant, and any Eligible Person of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

4.                  LIABILITY; INDEMNIFICATION. No members of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the adaptation of the Plan, the Plan or any Award granted under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on such member's part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except those resulting from such member's willful misconduct. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement,

5.                  ELIGIBILITY, GRANT, DISTRIBUTIONS.

     a.                   ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, Share split, reverse Share split, or similar transaction or other change in legal structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in (i) the aggregate number of Restricted Stock Units and Shares which may be delivered under the Plan, in the aggregate or to any one Participant, and (ii) the number of Restricted Stock Units and Shares subject to outstanding Awards granted under the Plan.

     b.                  ELIGIBILITY. Any Eligible Person shall be eligible to be selected as a Participant, except that no member of the Committee shall participate in his or her own selection as a Participant, or in the grant of any Award to him or her.

     c.                   GRANT OF AWARDS. From time to time during the ten (10) year period following Effective Date of this Plan, the Committee may grant Awards to Participants based on such criteria as may be established from time to time by the Committee. The Awards shall be evidenced and governed by an Award Agreement in such form as the Committee may from time to time approve. Any such Award Agreement shall be subject to all of the terms and conditions set forth herein and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable and approve from time to time.

     d.                  VESTING. Unless the applicable Award Agreement provides otherwise, 25% of the Shares subject to the Restricted Stock Units shall vest upon of the one year anniversary date of service and the balance of the Shares subject to Restricted Stock Units thereafter shall vest in twelve equal installments of six and one quarter percent (6.25%) on the next twelve quarterly periods. A Participant shall have no right to receive payment for any part of his or her Restricted Stock Units.

     e.                   TIMING AND METHOD OF SHARE ISSUANCE. Subject to the other provisions of this Plan and the applicable Award Agreement, upon the completion of a Vesting Period as defined in the Award Agreement, Shares shall be issued and delivered to the Participant in that amount equal to one Share for each Restricted Stock Unit that has thereupon become vested.

     f.                   AMENDMENTS AND TERMINATION. The Committee may amend, alter or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent. The Committee may, from time to time amend, modify, or alter the Plan where such amendment, modification or alteration is required to assure that the Plan remains in compliance with then applicable law. The Committee may amend the terms of any Award Agreement theretofore executed, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's written consent.

6.                  GENERAL PROVISIONS.

     a.                   Unless the Committee determines otherwise at the time the Award is granted, no Awards which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, gifted, pledged, hypothecated, or otherwise encumbered, except by will or by the laws of descent and distribution or to a revocable living trust of which the Participant is a primary beneficiary; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

     b.                  No Eligible Person shall have any claim to be granted any Award under the Plan and there shall be no requirement for uniformity of treatment of Eligible Persons under the Plan.

     c.                   The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement in such form as the Committee has approved and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     d.                  In the case of any involuntary transfer of an Award including, but not limited to, transfers arising from bankruptcy, other insolvency or creditor proceedings, and dissolution of marriage, all rights in and to the Award or portion of the Award so transferred shall, as determined by the Committee on a case by case basis, immediately terminate, become null and void, and of no further force or effect.

     e.                   Except as otherwise required in any applicable Restricted Stock Unit Agreement or by the terms of this Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration for the issuance of the Award other than the rendering of services to the Company in accordance with the terms of their engagement agreement with the Company and shall not be required to pay any consideration for the issuance of Shares other than to satisfy any applicable withholding requirements.

     f.                   The Company shall be authorized to withhold the amount of tax withholding required by law, in cash or Shares, on account of or arising out of any issuance of Shares made to the Participant under an Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     g.                  The validity, construction, and effect of this Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

     h.                  If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction to which it is subject, would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the sole and absolute determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     i.                    Awards may be granted to Eligible Persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

     j.                    Notwithstanding anything in this Plan to the contrary, (a) any adjustments made to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Committee shall not have the authority to make any adjustments to the Award to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

     k.                  A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

     l.                    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     m.                Unless the applicable Award Agreement or, the applicable employment agreement provides otherwise, upon termination of employment for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Restricted Stock Units shall be settled upon termination.

7.                  EFFECTIVE DATE OF PLAN. The Plan shall be effective as of December 1, 2015.

IN WITNESS WHEREOF, the Company has duly executed this Plan on this ________ day of _______________, 2015.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By: __________________________

Robert J. Greenberg, Chairman